Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/Melissa Merrill
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS THIRD QUARTER 2007 RESULTS

RYE, N.Y., October 30, 2007 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2007.

For the three months ended September 30, 2007, net sales increased 28% to $1.3 billion compared to $1.0 billion for the same period in the prior year. Net income was $21.2 million, or $0.28 per diluted share, for the three months ended September 30, 2007, compared to $51.3 million, or $0.78 per diluted share, for the three months ended September 30, 2006. On a non-GAAP basis, as adjusted net income was $70.3 million, or $0.94 per diluted share for the three months ended September 30, 2007, compared to $58.9 million, or $0.90 per diluted share, for the three months ended September 30, 2006. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

For the nine months ended September 30, 2007, net sales increased 15% to $3.2 billion compared to $2.8 billion for the same period in the prior year. Net income was $39.3 million, or $0.54 per diluted share, for the nine months ended September 30, 2007, compared to $70.3 million, or $1.07 per diluted share, for the nine months ended September 30, 2006. On a non-GAAP basis, as adjusted net income was $142.9 million, or $1.97 per diluted share for the nine months ended September 30, 2007, compared to $114.5 million, or $1.74 per diluted share, for the nine months ended September 30, 2006. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

Martin E. Franklin, Chairman and Chief Executive Officer commented, “Our diversified portfolio of market leading brands drove record sales of $1.3 billion and enabled Jarden to report a strong bottom line performance during the third quarter, despite the anticipated pressure on the top line resulting from the tougher retail environment. Our as adjusted fully diluted EPS of $0.94 was a record for the third quarter; including the FAS 123R charge we would have reported an $0.80 adjusted fully diluted EPS.

Specialty and International continued to drive our gross margins and the addition of the K2 businesses during the quarter were an immediate benefit, with a stronger than anticipated start to the ski sell-in season.

With positive cash flow during the quarter, we are on track to achieve our target of approximately $300 million of cash flow from operations in 2007. We are maintaining a disciplined approach to margins in what we believe will continue to be an inflationary cost environment, coupled with a tight retail market. We believe that our focus on being the low cost supplier and number one brand in most of the markets we serve should further differentiate us from our competitors and allow us to continue delivering long-term value for our shareholders.”

The Company will hold a conference call at 9:45 a.m. (EDT) today, October 30, 2007, to further discuss its third quarter 2007 results. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until November 13, 2007.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Java Log®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz®, Coleman®, Fenwick®, Gulp®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, and Volkl®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructuring and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions, including K2 Inc. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three month period ended
	September 30, 2007			September 30, 2006
	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)
Net sales	$1,322.2	$—	$1,322.2	$1,033.1	$—	$1,033.1

Cost of sales	994.4	(45.3)	949.1	767.9	(3.9)	764.0

Gross profit	327.8	45.3	373.1	265.2	3.9	269.1
Selling, general and administrative expenses	239.2	(19.1)	220.1	156.0	(9.3)	146.7
Reorganization and acquisition-related integration costs, net	11.0	(11.0)	—	7.5	(7.5)	—

Operating earnings	77.6	75.4	153.0	101.7	20.7	122.4
Interest expense, net	43.0	—	43.0	29.6	—	29.6
Loss on early extinguishment of debt	—	—	—	—	—	—

Income before taxes	34.6	75.4	110.0	72.1	20.7	92.8
Income tax provision	13.4	26.3	39.7	20.8	13.1	33.9

Net income	$21.2	$49.1	$70.3	$51.3	$7.6	$58.9

Earnings per share:
Basic	$0.29		$0.96	$0.79		$0.91
Diluted	$0.28		$0.94	$0.78		$0.90
Weighted average shares outstanding :
Basic	73.3		73.3	64.6		64.6
Diluted	74.9		74.9	65.6		65.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Nine month period ended
	September 30, 2007			September 30, 2006
	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)
Net sales	$3,193.2	$—	$3,193.2	$2,786.8	$—	$2,786.8

Cost of sales	2,401.0	(72.4)	2,328.6	2,103.8	(4.2)	2,099.6

Gross profit	792.2	72.4	864.6	683.0	4.2	687.2
Selling, general and administrative expenses	581.0	(40.5)	540.5	444.9	(21.5)	423.4
Reorganization and acquisition-related integration costs, net	29.5	(29.5)	—	22.5	(22.5)	—

Operating earnings	181.7	142.4	324.1	215.6	48.2	263.8
Interest expense, net	100.7	—	100.7	83.5	—	83.5
Loss on early extinguishment of debt	15.7	(15.7)	—	—	—	—

Income before taxes	65.3	158.1	223.4	132.1	48.2	180.3
Income tax provision	26.0	54.5	80.5	61.8	4.0	65.8

Net income	$39.3	$103.6	$142.9	$70.3	$44.2	$114.5

Earnings per share:
Basic	$0.56		$2.02	$1.08		$1.76
Diluted	$0.54		$1.97	$1.07		$1.74
Weighted average shares outstanding :
Basic	70.6		70.6	$64.9		$64.9
Diluted	72.5		72.5	$65.9		$65.9

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$162.5	$202.6
Accounts receivable, net	1,053.4	558.8
Inventories	1,327.2	659.2
Prepaid expenses and other current assets	198.7	143.1

Total current assets	2,741.8	1,563.7

Property, plant and equipment, net	511.0	345.8
Goodwill	1,623.8	1,223.7
Intangible assets, net	1,128.7	704.2
Other assets	81.3	45.2

Total assets	$6,086.6	$3,882.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$369.8	$19.2
Accounts payable and accrued salaries, wages and employee benefits	610.2	399.1
Other current liabilities	397.9	305.8

Total current liabilities	1,377.9	724.1

Long-term debt	2,540.4	1,421.8
Deferred taxes on income	364.5	210.3
Other non-current liabilities	255.9	269.0

Total liabilities	4,538.7	2,625.2

Total stockholders’ equity	1,547.9	1,257.4

Total liabilities and stockholders’ equity	$6,086.6	$3,882.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Cash flows from operating activities:
Net income	$21.2	$51.3	$39.3	$70.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.0	16.1	64.9	47.0
Other non-cash items	(6.3)	31.6	4.7	73.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(122.0)	(63.8)	(79.5)	(78.7)
Inventory	14.5	(3.4)	(52.4)	(122.1)
Accounts payable	30.5	16.3	50.2	45.8
Other current assets and liabilities	41.5	43.2	(3.9)	(8.0)

Net cash provided by operating activities	5.4	91.3	23.3	27.8

Cash flows from financing activities:
Net change in short-term debt	244.6	93.7	303.0	180.1
Proceeds from issuance of long-term debt	700.0	—	1,350.0	—
Payments on long-term debt	(334.4)	(3.2)	(729.2)	(63.0)
Proceeds from issuance of stock, net of transaction fees	0.3	0.4	10.5	3.9
Repurchase of common stock and shares tendered for taxes	—	—	(24.9)	(50.0)
Debt issuance and settlement costs	(4.5)	(0.4)	(36.4)	(2.6)
Other, net	0.5	6.0	0.8	5.0

Net cash provided by financing activities	606.5	96.5	873.8	73.4

Cash flows from investing activities:
Additions to property, plant and equipment	(18.1)	(16.7)	(55.4)	(47.9)
Acquisition of businesses, net of cash acquired	(543.1)	(155.1)	(906.0)	(209.1)
Other	20.7	1.0	20.5	0.8

Net cash used in investing activities	(540.5)	(170.8)	(940.9)	(256.2)

Effect of exchange rate changes on cash and cash equivalents	3.4	0.6	3.7	0.8

Net increase (decrease) in cash and cash equivalents	74.8	17.6	(40.1)	(154.2)
Cash and cash equivalents at beginning of period	87.7	65.3	202.6	237.1

Cash and cash equivalents at end of period	$162.5	$82.9	$162.5	$82.9

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2007
Net sales	$213.5	$540.1	$498.4	$86.7	$(16.5)	$1,322.2	$—	$1,322.2

Segment earnings (loss)	$34.0	$79.3	$72.6	$8.0	$—	$193.9	$(17.9)	$176.0

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related costs, net	(1.7)	(7.3)	(0.7)	—	—	(9.7)	(1.3)	(11.0)
Stock-based compensation	—	—	—	—	—	—	(16.1)	(16.1)
Fair value adjustment to inventory	—	—	(43.8)	(1.5)	—	(45.3)	—	(45.3)
Depreciation and amortization	(4.3)	(6.6)	(11.9)	(2.8)	—	(25.6)	(0.4)	(26.0)

Operating earnings (loss)	$28.0	$65.4	$16.2	$3.7	$—	$113.3	$(35.7)	$77.6

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2006
Net sales	$221.9	$540.7	$208.4	$79.1	$(17.0)	$1,033.1	$—	$1,033.1

Segment earnings (loss)	$38.4	$83.7	$17.8	$7.0	$—	$146.9	$(9.6)	$137.3

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related costs, net	(0.8)	(8.2)	(0.9)	—	—	(9.9)	2.4	(7.5)
Stock-based compensation	—	—	—	—	—	—	(6.4)	(6.4)
Fair value adjustment to inventory	(3.9)	—	—	—	—	(3.9)	—	(3.9)
Other integration related costs	—	(0.6)	—	—	—	(0.6)	(1.1)	(1.7)
Depreciation and amortization	(3.3)	(5.9)	(4.1)	(2.3)	—	(15.6)	(0.5)	(16.1)

Operating earnings (loss)	$30.4	$69.0	$12.8	$4.7	$—	$116.9	$(15.2)	$101.7

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2007
Net sales	$588.8	$1,264.5	$1,128.4	$260.7	$(49.2)	$3,193.2	$—	$3,193.2

Segment earnings (loss)	$80.3	$155.6	$163.5	$24.5	$—	$423.9	$(42.2)	$381.7

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related costs, net	(5.7)	(18.5)	(3.7)	—	—	(27.9)	(1.6)	(29.5)
Stock-based compensation	—	—	—	—	—	—	(33.2)	(33.2)
Fair value adjustment to inventory	—	—	(70.9)	(1.5)	—	(72.4)	—	(72.4)
Depreciation and amortization	(12.6)	(20.3)	(23.6)	(7.2)	—	(63.7)	(1.2)	(64.9)

Operating earnings (loss)	$62.0	$116.8	$65.3	$15.8	$—	$259.9	$(78.2)	$181.7

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2006
Net sales	$583.2	$1,251.7	$768.4	$235.2	$(51.7)	$2,786.8	$—	$2,786.8

Segment earnings (loss)	$90.9	$143.5	$87.0	$26.4	$—	$347.8	$(38.9)	$308.9

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related costs, net	(5.1)	(17.9)	(1.2)	—	—	(24.2)	1.7	(22.5)
Stock-based compensation	—	—	—	—	—	—	(16.1)	(16.1)
Fair value adjustment to inventory	(3.9)	—	—	—	—	(3.9)	—	(3.9)
Inventory write-off	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Other integration-related costs	—	(2.4)	—	—	—	(2.4)	(1.1)	(3.5)
Depreciation and amortization	(8.9)	(17.5)	(12.5)	(7.0)	—	(45.9)	(1.1)	(47.0)

Operating earnings (loss)	$73.0	$105.7	$73.0	$19.4	$—	$271.1	$(55.5)	$215.6

(a)	Effective September 1, 2006, the Company acquired the firelog and firestarter business of Conros Corporation, Conros International Ltd and Java Logg Global Corporation (“Pine Mountain”). This business is reflected in the Branded Consumables segment.
(b)	Effective April 6 and August 8, 2007, the Company acquired Pure Fishing, Inc. and K2 Inc., respectively, which are reflected in the Outdoor Solutions segment from their date of acquisition.
(c)	Effective August 8, 2007, the Company acquired K2 Inc. of which their Monofilament business is reflected in the Process Solutions segment from the date of acquisition.
(d)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As reported” results to arrive at the “As adjusted” results for the quarter ended September 30, 2007 and 2006. For the quarter ended September 30, 2007 adjustments to net income consist of $45.3 million related to the elimination of manufacturer’s profit associated with the K2 acquisition; $11.0 million of reorganization and acquisition-related integration costs, net; $16.1 million of non-cash stock-based compensation costs; and $3.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended September 30, 2007 is the tax provision adjustment of $26.3 million which reflects the adjustment of the tax cost associated with the aforementioned normalization of the as adjusted results to the Company’s estimated 36% effective tax rate.

For the quarter ended September 30, 2006 adjustments to net income consist of $7.5 million of reorganization and acquisition-related integration costs, net; $6.4 million of non-cash stock-based compensation costs; $3.9 million related to the elimination of manufacturer’s profit associated with the Pine Mountain acquisition; $1.2 million of amortization of acquired intangible assets; $1.1 million related to an executive separation in the Branded Consumables segment and $0.6 million of certain duplicative costs. The tax provision adjustment of $13.1 million for the three months ended September 30, 2006, reflects the elimination of a one time tax charge recorded in association with the legal reorganization of the domestic Consumer Solutions businesses and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the nine months ended September 30, 2007 adjustments to net income consist of $72.4 million related to the elimination of manufacturers’ profit in inventory associated with the Pure Fishing ($27.1 million) and K2 ($45.3 million) acquisitions; $29.5 million of reorganization and acquisition-related integration costs, net; $33.2 million of non-cash stock-based compensation costs; $7.3 million of amortization of acquired intangible assets and $15.7 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the nine months ended September 30, 2007 is the tax provision adjustment of $54.5 million which reflects the adjustment of a tax cost associated with the normalization of the as adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2006 adjustments to net income consist of $22.5 million of reorganization and acquisition-related integration costs, net; $16.1 million of non-cash stock-based compensation costs; $1.9 million of amortization of acquired intangible assets; $1.1 million related to an executive separation in the Branded Consumables segment; $2.4 million of certain duplicative costs; $3.9 million related to the elimination of manufacturer’s profit associated with the Pine Mountain acquisition and $0.3 million of inventory write-offs associated with integration activities. Also, included in the adjustments to net income for the nine months ended September 30, 2006 is the tax provision adjustment of $4.0 million which reflects the adjustment of a tax cost associated with the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.

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